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IDS LIFE VARIABLE ANNUITY FUND B (INDIVIDUAL AND GROUP)
Registration No. 2-47430; 2-29358/811-1674

EXHIBIT INDEX

11.            Consent of Independent Auditors

12.            Financial Statement Schedules and Report

16.            Financial Data Schedule

17(a).         IDS Life Insurance Company Power of Attorney

17(b).         Board of Managers Power of Attorney